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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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TechTarget, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TECHTARGET, INC. 275 GROVE STREET NEWTON, MA 02466

April 21, 2021

Dear Stockholder:

We hope that this letter finds you, your families, and your colleagues safe and healthy. The disruption caused by the novel coronavirus disease (“COVID-19”) has affected virtually every country in the world and has touched almost every facet of our daily lives. Despite this disruption, we were able to smoothly transition to a fully remote work environment beginning in March 2020 and our dedicated employees have continued to demonstrate great resilience and determination, going above and beyond to help TechTarget and our customer’s sales and marketing teams to deliver high quality and impactful sales and marketing campaigns. Our customers, investors, and partners have also provided strong support and encouragement throughout the COVID-19 pandemic. Even with the significant challenges of 2020, we had a very strong year, topped off with three acquisitions, Data Sciences Central, LLC, BrightTALK Limited, and the Enterprise Strategy Group, Inc., all of which will allow us to take advantage of long-term market trends and competitively position ourselves for continued growth.

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of TechTarget, Inc. (the “Annual Meeting”), which will be held at 2:00 p.m., Eastern Time, on Tuesday, June 8, 2021, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. While we intend to hold our Annual Meeting at our corporate headquarters, we are actively monitoring governmental guidance, protocols, and other restrictions related to COVID-19 and are sensitive to the public health and travel concerns of our stockholders. In the event that it is not possible or advisable to hold our Annual Meeting at our corporate headquarters, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the U.S. Securities and Exchange Commission (“SEC”)) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters, please check our website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting.

As in prior years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Notice contains instructions on how to access both documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope that you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we thank you for your continued confidence, support, trust and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2021

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Tuesday, June 8, 2021 (the “Annual Meeting”), at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. Stockholders will be asked to consider and act upon the following at the Annual Meeting:

(1)

To elect two Class II Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier resignation or removal;

(2)	To ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(3)	To approve an amendment to our 2017 Stock Option and Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 3,000,000 shares to 6,800,000 shares; and

(4)	To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company’s common stock at the close of business on April 14, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about April 23, 2021, and provide access to our proxy materials over the Internet, beginning on April 23, 2021, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders, and persons holding proxies from stockholders, may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to attend the Annual Meeting in person. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 21, 2021

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company,” “TechTarget,” “we,” or “us”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 p.m., Eastern Time, on Tuesday, June 8, 2021, at our headquarters located at 275 Grove Street, Newton, Massachusetts 02466 or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 14, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 28,147,418 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company’s headquarters are available at: www.techtarget.com/contact-us/.

While we intend to hold our Annual Meeting at our corporate headquarters, we are actively monitoring governmental guidance, protocols, and other restrictions related to COVID-19 and are sensitive to the public health and travel concerns of our stockholders. In the event that it is not possible or advisable to hold our Annual Meeting at 275 Grove Street, Newton, Massachusetts 02466, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the SEC) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters, please check the website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of each of the Class II Directors (Proposal No. 1), (ii) FOR the ratification of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2); (iii) FOR the approval of an amendment to our 2017 Stock Option and Incentive Plan (Proposal No. 3), and (iv) in the discretion of the person or persons named in the Company’s form of proxy, on any other proposals that may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time, on June 8, 2021, or by electing to vote at the Annual Meeting. The mere attendance at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2020 (the “Form 10-K”), as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, Telephone: (888) 274-4111. This Proxy Statement and the Form 10-K are also available through the Investor Relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K will be available for viewing, printing, and downloading on or about April 23, 2021 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.	What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 14, 2021, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend and vote at the Annual Meeting, please mark the box on the voting instruction card received from your broker, bank, trust, or nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.	How may I vote my shares?

You may vote your shares by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials (“Notice”), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1, Proposal No. 2, and Proposal No. 3. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

4.	How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing a later-dated proxy card, by voting again over the telephone or on the Internet prior to 1:00 a.m., Eastern Time, on June 8, 2021, by attending the Annual Meeting and voting, or by giving written notice

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	2

revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.	What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 14, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 28,147,418 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted as present to determine whether a quorum has been established.

6.	How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of each Director, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may, under limited circumstances, vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares on “routine” matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. However, your brokerage firm cannot vote your shares on any matter that is not considered routine. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Only Proposal No. 2 (ratifying the appointment of our independent public registered accounting firm) is considered a routine matter. The other proposals are not considered routine matters and, without your instruction, your broker, trust, bank, or other nominee cannot vote your shares on those proposals.

8.	What vote is required to approve the election of Directors (Proposal No. 1)?

With respect to the election of Directors (Proposal No. 1), our Amended and Restated By-laws and Corporate Governance Guidelines state that to be elected in an uncontested election where a quorum is present, a director nominee shall be elected if the number of votes cast “for” such Director’s election exceeds the number of votes cast “against” that Director’s election by the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election for directors. If the votes cast “against” a nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board. However, under Delaware law, if a nominee that is an incumbent Director is not reelected to the Board, that incumbent Director will “hold over” in office as a Director until he or she is removed or until his or her successor is elected. Under our Corporate Governance Guidelines, in an uncontested election of Directors, each incumbent Director nominee must deliver to the Board a resignation that will become effective if such nominee does not receive the required vote and the Board determines to accept such resignation. Under our Corporate Guidelines, the Nominating and Corporate Governance Committee evaluates the resignation and makes a recommendation to the Board on the action to be taken. With respect to Proposal No. 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each nominee. If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote your shares with respect to this proposal. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

9.	What vote is required to ratify the appointment of Stowe & Degon, LLC as our independent registered public accounting firm (Proposal No. 2)?

The appointment of Stowe & Degon, LLC as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm may vote your shares or leave them unvoted resulting in a broker non-vote. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	3

10.	What vote is required to approve the amendment to the 2017 Stock Option and Incentive Plan (Proposal No. 3)?

We are subject to the NASDAQ Stock Market (“NASDAQ”) Listing Rules, including Listing Rule 5635(c), which requires stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or when other equity compensation arrangements are made. The proposed amendment to increase the number of shares available for grant under our 2017 Stock Option and Incentive Plan will be approved if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If the shares you own are held in street name by a bank or brokerage firm, that bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your bank or brokerage firm how to vote with respect to this proposal, your bank or brokerage firm will not vote your shares with respect to this proposal. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

11. What does it mean if I receive more than one Notice or voting instruction card?

This means that your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

12.	Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (i) as needed to permit us to tabulate and certify the vote; (ii) as required by law; or (iii) in limited circumstances, such as a proxy contest in opposition to a Director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

13.	Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov. You can also request a copy by calling us at (888) 274-4111 or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	4

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS

Our Board of Directors

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our Board is currently authorized to have, and we currently have, six members. At the Annual Meeting, the Class II Directors will stand for election. None of our Directors are related to any other Director or to any of our executive officers. Information about each nominee, the Company’s Class I and III Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2021.

Information about the Nominees

Our Board has nominated Robert D. Burke and Bruce Levenson for election as the Class II Directors, each to serve a three-year term until the 2024 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director and has indicated that they are willing and able to serve as a Director, if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board.

Name	Age	Position
Robert D. Burke	66	Director
Bruce Levenson	71	Director

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over 37 years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Mercatura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and CEO of Art Technology Group, Inc. (“ATG”), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was CEO of Quidnunc from 2000 to 2002 and President of ePresence Solutions from 1997 to 2000. Mr. Burke started his career as an Operating Systems Specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Mr. Burke was previously a board member for Exa Corporation, a public company that develops, sells, and supports simulation software and services for vehicle manufacturers from 2014 to 2017. Mr. Burke has a B.S. in Physics from Eastern Michigan University. The Company believes that Mr. Burke’s extensive experience as a leader of technology driven companies that are similar to the Company’s target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of United Communications Group (“UCG”), where he has worked since 1977. He also founded Oil Price Information Service, a private company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of websites that offer a method for users to post and view retail gas prices, in 2013. He is currently a partner at UCG and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. Mr. Levenson is a former partner of LPF Atlanta LLC, which was the former majority owner of the Atlanta Hawks National Basketball Association franchise and owns the operating rights to the Philips Arena in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson’s career of over 40 years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 1, the Election of Class II Directors.

Directors Continuing in Office

Class III Director (Term Expires at the 2022 Annual Meeting of Stockholders)

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer since our incorporation in September 1999 and as our Chairman since 2007. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG, a business information publisher. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	5

that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation. Mr. Strakosch holds a B.A. from Boston College. As one of the Company’s two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

Class I Directors (Term Expires at the 2023 Annual Meeting of Stockholders)

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer and a Director since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as Executive Vice President from 2010 to 2012 and in various other positions including Senior Vice President, and Vice President and Publisher from 2002 to 2010. Prior to joining TechTarget, he was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a CPA. Mr. Cotoia’s history with the Company and experience in the IT advertising business provides the Board with specific knowledge of the Company’s operations and a greater understanding of the Company’s strategic opportunities. In the past five years, he has not served on the board of any other publicly traded company.

Roger M. Marino. Mr. Marino has served as a Director since 2000. He is an active private investor in numerous companies including technology start-ups. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC (“RMM Group”), a film production company, and RMM-P, an investment company. He holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University’s Board of Trustees. He founded EMC Corporation and retired as its president in 1992. Mr. Marino’s extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which all of our customers operate.

Christina Van Houten. Ms. Van Houten has served as a Director since August 2019. She is currently the Chief Strategy Officer at Mimecast Limited (“Mimecast”), a global provider of cloud cyber resilience solutions for corporate data and email, a role she has held since April 2018. Prior to joining Mimecast, from 2014 to 2018, Ms. Van Houten was Senior Vice President, Marketing Strategy & Product Management, at Infor Global Solutions, an enterprise software company that provides comprehensive business solutions. She served as Vice President, Industry Solution and Strategy, at Infor, from 2011 to 2014. She was Vice President of Strategy and Solutions at IBM Netezza from 2010 to 2011. Prior to that, from 2005 to 2010, she served in senior roles at Oracle Corporation. Ms. Van Houten holds an MBA from the Booth School of Business at the University of Chicago, and a B.A. degree from Georgetown University. Ms. Van Houten’s experience in marketing strategy and career with some of the world’s largest firms provides the Board with invaluable business insight and expertise in overall sales and marketing strategy.

Information about Continuing Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Robert D. Burke(1)	66	Chair	Member	—
Michael Cotoia(2)	49	—	—	—
Bruce Levenson(3)	71	Member	Member	Chair
Roger M. Marino	82	—	Chair	Member
Greg Strakosch(4)	58	—	—	—
Christina Van Houten	54	Member	—	Member

(1)	Audit Committee Financial Expert.
(2)	Chief Executive Officer.
(3)	Lead Independent Director.
(4)	Executive Chairman.

Board Leadership Structure

Mr. Cotoia became our Chief Executive Officer and Mr. Strakosch became our Executive Chairman in May 2016. The Board continues to believe that this leadership structure, which separates the Executive Chairman and CEO roles, remains appropriate as the Company continues to transition from primarily providing quarterly marketing campaigns towards an increased focus on providing our customers with purchase-intent data under Longer-Term Contracts. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, but he also continues to assist and advise Mr. Cotoia. As CEO, Mr. Cotoia is responsible for the general management and operation of the business and guiding and overseeing

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the Company’s senior executives. Mr. Cotoia’s in-depth knowledge of the Company’s business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and CEO, together with a Lead Independent Director having the duties described below, is in the best interest of the Company’s stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company’s strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below) and (ii) executive sessions of the independent Directors. However, the Board recognizes that no single leadership model is right for all companies at all times and that depending on the circumstances, other leadership models, such as an independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Lead Independent Director

Bruce Levenson, an independent Director who serves as a Member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee, was selected by the Board again this year to serve as the Lead Independent Director. Mr. Levenson has been selected for this position each year since 2016. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the CEO on Board and committee meeting agendas, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the CEO and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities.

Information about Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, other than Messrs. Strakosch and Cotoia, as of March 31, 2021. No executive officer is related to another executive officer or Director.

Name	Age	Principal Occupation/Position Held with the Company
Don Hawk	49	Executive Director, Product Innovation
Daniel T. Noreck	49	Chief Financial Officer and Treasurer

Don Hawk. Mr. Hawk has served as TechTarget’s Executive Director, Product Innovation since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

Daniel T. Noreck. Mr. Noreck has served as TechTarget’s Chief Financial Officer and Treasurer since December 2016 and, prior to that, as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a publicly-traded regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island, from September 2010 to December 2016. Prior to that, Mr. Noreck was a Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. from the University of Massachusetts, Dartmouth and is a CPA and a chartered global management accountant.

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance section of our investor relations website located at https://investor.techtarget.com. Additionally, you may request a copy of these governance documents, without charge, by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines (“Guidelines”) to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

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•

that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders. Our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs. Our Board has an oversight role and is not expected to perform or duplicate the tasks of our CEO or senior management;

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that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;

•	that a majority of our Directors shall meet the independence standards of NASDAQ;
•	the expectations for attendance and participation at Board meetings;
•	the structure of the Board;
•	a process by which stockholders may communicate with the Board; and
•	that the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail below and in the Guidelines themselves.

Majority Voting and Resignation Policy

On February 7, 2020, our Board approved an amendment to our Bylaws replacing the former plurality voting standard for uncontested Director elections with a majority voting standard. The Bylaw’s majority voting standard provision provides that a Director nominee in an uncontested election is not elected unless the number of votes cast “for” such Director’s election exceeds the number of votes cast “against” that Director’s election (the “Required Vote”) by the shares present or represented by proxy at our Annual Meeting and entitled to vote on the election of Directors. The Bylaws retain a plurality voting standard in the event of a contested Director election. Additionally, in connection with the amendment to the Bylaws, the Board also approved an amendment to our Guidelines to provide that as a condition to being nominated by the Board for re-election, each incumbent Director must deliver to the Board an irrevocable resignation that becomes effective if (1) such nominee does not receive the Required Vote and (2) the Board determines to accept such resignation in accordance with the Guidelines.

Pursuant to the Guidelines, as amended, if an incumbent Director does not receive the Required Vote in an uncontested election, they shall continue to serve as a Director while the Nominating and Corporate Governance Committee decides whether to recommend that the Board accept or reject such Director’s resignation. The Nominating and Corporate Governance Committee will consider a number of factors in determining its recommendation, including, as it deems appropriate, any stated reasons why stockholders voted against the Director, how the shares were voted, the Director’s qualifications and past and expected future contributions to the Company and the overall composition of the Board.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote for such meeting. Thereafter, the Board will promptly publicly disclose its decision regarding the resignation, including its rationale for accepting or rejecting the resignation. If the Board accepts a Director’s resignation, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to the Bylaws. If a Director’s resignation is not accepted by the Board, such Director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

Prohibitions on Hedging and Pledging

The Company’s Insider Trading and Public Communication Policy restricts hedging and pledging of TechTarget stock. This policy prohibits TechTarget Directors, officers, and employees from engaging in any of the following types of transactions with respect to TechTarget stock: short sales; purchases or sales of puts, calls or other derivative securities; and purchases of financial instruments or other transactions that hedge or offset any decrease in the market value of TechTarget stock (including swaps, forwards, options and futures). This policy also prohibits TechTarget Directors, officers, and employees from pledging TechTarget stock except in certain limited circumstances.

Board Determination of Independence

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. Under applicable NASDAQ standards, a director will only qualify as an “independent director” if they can satisfy certain bright line tests set forth in such standards. In addition, the Board must determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Messrs. Burke, Levenson or Marino, and Ms. Van Houten, is “independent” as the term is defined by NASDAQ standards and that none of these directors has a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a Director.

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In the course of determining the independence of each non-employee Director, our Board, among other things, considers the annual amount of TechTarget sales to, or purchases from, any company where a non-employee director or a director’s family member serves as an executive officer. The Board considers all the relevant facts and circumstances surrounding such sales or purchases. With respect to Ms. Van Houten, the Board considered that Ms. Van Houten is the Chief Strategy Officer of Mimecast. Mimecast purchases marketing services from TechTarget in the ordinary course of business, subject to our terms and conditions. Our Board has determined that Ms. Van Houten has no material direct or indirect interest in the transactions between Mimecast and TechTarget and that her relationship with Mimecast would not impede the exercise of her independent judgment.

Messrs. Strakosch and Cotoia are not deemed to be independent Directors under these rules because they are our Executive Chairman and CEO, respectively. Other than the payments by the Company reported in the “Director Compensation” section of this Proxy Statement, none of our Directors have received, or will receive, any compensation, nor have they entered into any “golden leash” arrangements in connection with their service on our Board.

Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2020, our Board held nine meetings and each Director attended, during the period such Director served on our Board, at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings held by all committees on which he or she served.

 Director Attendance at Annual Meeting of Stockholders

Our Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2020, all of our Directors, with the exception of Mr. Levenson and Mr. Marino, participated in the Annual Meeting either in person or by telephone.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance section of our investor relations website located at https://investor.techtarget.com. Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under NASDAQ listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that all members of the Compensation Committee meet the additional independence requirements set forth in Rule 10C-1 of the Exchange Act.

Audit Committee. During 2020, between January 1 and July 31 our Audit Committee was comprised of Leonard P. Forman, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. Following Mr. Forman’s retirement from the Board and for the remainder of 2020, our Audit Committee was comprised of Robert D. Burke, Chair of the Committee and our “audit committee financial expert” as defined in applicable SEC rules, Bruce Levenson, and Christina Van Houten. The Audit Committee’s responsibilities, as set forth in its Charter, include:

•	appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•	assessing and evaluating the work of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	meeting independently with our independent registered public accounting firm;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•	reviewing our quarterly earnings releases and financial disclosures;
•	making regular reports to the Board;
•	preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•	reviewing and assessing the adequacy of the Audit Committee Charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Audit Committee met six times in 2020.

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 Compensation Committee. During 2020, our Compensation Committee was comprised of Roger M. Marino, the Chair of the Committee, Leonard P. Forman (until his retirement from the Board on July 31, 2020), Bruce Levenson, and Robert D. Burke. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•	evaluating the performance of our CEO in light of such corporate goals and objectives and determining the compensation of our CEO;
•	reviewing and approving the compensation of our other executive officers and those members of management that report directly to our CEO;
•	reviewing and discussing with management our executive compensation disclosures included in reports and registration statements filed with the SEC and producing required reports;
•	establishing and reviewing our overall management compensation philosophy and policy;
•	overseeing our compensation, welfare, benefit, pension, and other similar plans;
•	overseeing the evaluation of management;
•	developing, and reporting on, a CEO succession plan for consideration by the Board;
•	reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•	making regular reports to our Board;
•	reviewing and assessing the adequacy of the Compensation Committee Charter;
•	preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•	evaluating its own performance and reporting the results of such evaluation to our Board.

The Compensation Committee met four times in 2020. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Compensation Committee has not delegated any of its authority. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings “Executive Compensation” and “Director Compensation.”

Nominating and Corporate Governance Committee. During 2020, our Nominating and Corporate Governance Committee was comprised of Bruce Levenson, the Chair of the Committee, Leonard P. Forman (until his retirement from the Board on July 31, 2020), Roger M. Marino, and Christina G. Van Houten. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•	identifying individuals qualified to become Board members;
•	establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•	reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•	recommending to the Board the persons to be nominated for election as Directors and to each committee;
•	conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis;
•	developing and recommending to the Board a Code of Business Conduct and Ethics and Corporate Governance Guidelines;
•	overseeing the evaluation of the Board and making regular reports to the Board;
•	reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met three times in 2020. The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board’s consideration and review. Generally, the Committee identifies candidates through the personal, business and

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organizational contacts of the Directors and management.

In evaluating prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, and the needs of our Board. Certain criteria are set forth in our Guidelines and include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;
•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•	Directors must have the ability to exercise sound business judgment; and
•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills, and experience should be an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy statement for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Executive Chairman is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our other Directors or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Executive Chairman, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Executive Chairman of the Board, or to the attention of an individual Director.

The Board’s Role in Risk Oversight

The Board is primarily responsible for oversight of the Company’s risk management. As such, it regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Additionally, the Board relies on the Audit Committee to oversee issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. Having two members of management, specifically our Executive Chairman and our CEO, serving on the Board, facilitates open communication between the Company’s management team and Directors relating to risk and helps ensure that these risks are appropriately assessed, managed, and mitigated.

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Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company’s compensation programs to ensure that they do not create undue risk-taking in attempting to achieve Company goals. To assist the Compensation Committee in its evaluation in 2020, management conducted a risk analysis of the structure of the Company’s compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company’s business. In order to mitigate these risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes and controls.

In addition to the numerous internal controls which require multidisciplinary review, the Company’s independent registered public accounting firm also reviews the interim financial statements included in our quarterly reports on Form 10-Q and audits the Company’s annual financial statements. Management presented its analysis to the Compensation Committee in April 2021. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code”) that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on our website, which is located at www.techtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to any Director or executive officer from, any provision of the Code.

Corporate Social Responsibility Initiatives

We strive to attract diverse and exceptional candidates and help support their career growth once they become employees. Once hired, we ensure that employees are rewarded, recognized and engaged based on their contributions. We also emphasize in our performance evaluation and career development efforts internal mobility opportunities for employees to drive professional development. Our goal is a long-term, upward-bound career at TechTarget for every employee, which we believe also drives our retention efforts. We are also dedicated to fostering a collaborative culture among our workforce, creating an environment that is safe, respectful, fair and inclusive of everyone, and promoting diversity, equity and inclusion inside and outside of our business. We accomplish this with the strong culture that we have built over the past 20+ years and through the efforts of our active culture committees – Women in Business at TechTarget, the TechTarget Diversity & Inclusion Committee, Health & Fitness at TechTarget, and TechTarget Gives. Each committee has a distinct mission, but all look to cultivate leadership skills, develop best business practices, encourage knowledge sharing, give back to the community, and provide personal growth and development opportunities while allowing for a wide range of perspectives and experiences.

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Women in Business at TechTarget is a diverse, results-driven and growth-focused initiative launched to recruit, retain, mentor and inspire female professional talent through the cultivation of leadership skills, development of best business practices, knowledge sharing and giving back to the community.

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TechTarget Diversity & Inclusion Committee is an initiative to identify and build relationships with diverse community members and minority organizations that can help drive awareness regarding employment opportunities at TechTarget and throughout the enterprise technology and digital media industry.

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Health & Fitness at TechTarget is an energetic and motivating initiative to promote both physical and mental well-being and health. This group recognizes the advantages of an active lifestyle and intends to support that lifestyle through team leagues, fitness groups and sessions for individual development. Health & Fitness at TechTarget encourages teamwork, comradery and healthy competition, as well as personal growth and mindfulness.

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TechTarget Gives is a diverse, dynamic and growth-focused initiative to mobilize TechTarget employees interested in giving back to the greater community. Through community involvement, volunteering events and company drives, TechTarget Gives aims to seek out opportunities on a state, national and global scale. This committee helps TechTarget employees further cultivate volunteering best practices, collaboration and leadership skills, all while paying it forward.

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DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for their service as a Director. All non-employee Directors received the following compensation in 2020: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value on the date of grant, 5,000 shares of our common stock, which options are exercisable on the first anniversary of the date of grant or the business day prior to the Company’s next annual meeting, if earlier. New non-employee Directors receive an initial grant of 2,500 options upon the commencement of service with the Company and must serve on the Board for at least six months to be eligible to receive the annual grant of options to purchase 5,000 shares of common stock.

Each non-employee Director also receives, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. In addition to the retainers for committee service, each committee chairperson also receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings. The Company's compensation policy is to pay non-employee Directors their retainers in advance in December for the next fiscal year and to pay meeting fees in arrears in August for the period from January to July and in December for the period from August to December. Non-employee Directors shall be entitled to retain their retainers if they cease to be a non-employee Director or serve on a Committee or as a Committee Chair.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units (“RSUs”) in lieu of cash payments for their retainers and meeting attendance fees under our 2017 Stock Option and Incentive Plan. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant.

In the event that we add additional non-employee Directors to our Board, we may grant additional amounts of equity compensation based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person’s experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees.

Fiscal 2020 Director Compensation

The following table details the compensation for 2020 of our non-employee Directors:

Name	Fees earned or paid ($)	Stock Awards(1)($)	Option Awards(2)($)	Total($)
Robert D. Burke	—	61,089	148,200	209,289
Leonard P. Forman	18,000(3)	—	148,200	166,200
Bruce Levenson	—	60,575	148,200	208,775
Roger M. Marino	—	49,079	148,200	197,279
Christina G. Van Houten	—	46,066	148,200	194,266

(1)

The “Stock Awards” column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2020, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For the assumptions used to calculate the fair value of the equity awards granted, see Note 11 to our 2020 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested restricted stock units outstanding as of December 31, 2020 for our non-employee Directors was as follows: 0 for Mr. Burke, 0 for Mr Levenson, 0 for Mr. Marino, and 11,000 for Ms. Van Houten.

(2)

The “Option Awards” column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2020, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 11 to our 2020 audited consolidated financial statements in our Form 10-K. The aggregate number of unvested stock options outstanding as of December 31, 2020 for our non-employee Directors was as follows: 5,000 for Mr. Burke, 5,000 for Mr Levenson, 5,000 for Mr. Marino, and 5,000 for Ms. Van Houten. Upon Mr. Forman’s retirement from the Board on July 31, 2020, all outstanding unvested stock options were forfeited.

(3)

Following Mr. Forman’s retirement from the Board on July 31, 2020, he was no longer eligible to receive RSUs, in lieu of cash payments, under the Company’s 2017 Stock Option and Incentive Plan. This column, therefore, reflects a cash payment to Mr. Forman for meeting attendance fees earned during the first half of 2020 and paid in arrears in August 2020.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation programs for our principal executive officer, our principal financial officer, and our other two executive officers for 2020 (collectively, the “named executive officers”) who were:

•	Greg Strakosch, Executive Chairman
•	Michael Cotoia, Chief Executive Officer
•	Daniel T. Noreck, Chief Financial Officer and Treasurer
•	Don Hawk, Executive Director, Product Innovation

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers’ compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2020, consisted of all independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and CEO. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee, from time to time, regarding the compensation of the Company’s executive officers based in part upon the periodic benchmarking exercise described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers. In addition to addressing cash compensation for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) compensation through employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2020, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also consider the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2020, and adjusts them from time to time as appropriate after taking into account an individual’s responsibilities, performance, skills specific to our business, industry experience, as well as the limited benchmarking referenced above and described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. For 2020, the annual base salary for all of our named executive officers remained the same as in 2019.

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Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed our 2020 Executive Incentive Bonus Plan (the “2020 Bonus Plan”) in a manner that it believed would focus and motivate our management to achieve key company financial and strategic objectives and reward our management for achievement of these measures of operating performance. In December 2019, our Board approved the 2020 Bonus Plan performance metrics. The Compensation Committee concluded that “Revenue” (as defined by Generally Accepted Accounting Principles (“GAAP”)), Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”), and an operating metric based on the percentage of customer contracts with terms longer than 270 days (“Longer-Term Contract”) were the appropriate measurements of our performance with respect to the 2020 Bonus Plan. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, other (income) expense net, secondary offering costs, and other one-time charges, if any. The Compensation Committee included the Longer-Term Contract metric, coupled with the Revenue and Adjusted EBITDA metrics, because it felt this metric would continue to align our executive incentive compensation with the Company’s goal of moving towards providing our customers with purchase-intent data under Longer-Term Contracts. Payment of a bonus under the 2020 Bonus Plan was based on either the attainment of the Revenue and/or Adjusted EBITDA performance goals or attainment of the Longer-Term Contract performance goal. Payments under our bonus plan are made each year before March 15, based on the achievement of the prior year’s performance goals measured at the end of each fiscal year.

The Compensation Committee designed the relevant Revenue, Adjusted EBIDTA, and Longer-Term Contract targets used in the 2020 Bonus Plan by taking into consideration the 2020 budget as well as projected revenue. The Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget and also took into consideration the Company’s actual performance against its 2019 budget. The Committee determined that the Longer-Term Contract target should be based on projected revenue and anticipated product mix. Based on these factors, the Committee established the 2020 targets against the prior year period. After the Compensation Committee established the 2020 Bonus Plan performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company’s annual budget, and the Company’s strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under Longer-Term Contracts. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the same factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Messrs. Strakosch, Cotoia, Hawk, and Noreck for 2020: $217,500, $217,500, $105,000 and $75,000, respectively. The threshold amounts varied depending on whether the executive met at least: (i) one of the Adjusted EBITDA or Revenue metrics and/or (ii) the Longer-Term Contracts metric. For more information on thresholds and maximums, see “2020 Plan Performance” below.

Plan Operation. In order for our executive officers to earn a bonus under the 2020 Bonus Plan, they must either: (1) have achieved the minimum threshold of 90% of the Adjusted EBITDA target (or $43.2 million) and/or Revenue target (or $132.3 million) or (ii) have achieved a minimum of a 25% increase from the 2019 Longer-Term Contracts target (or 36%) towards the 2020 Longer-Term Contracts target (or 38%). The Longer-Term Contracts metric is measured against the total amount of revenue attributable to Longer-Term Contracts determined as of the end of the fourth quarter. With respect to Adjusted EBITDA and Revenue, if the applicable 90% threshold was achieved, then each of our executive officers would earn 50% of their targeted bonus amount with respect to the applicable metric. Furthermore, each of our executive officers could earn an additional 5% of their target bonus amount within the Adjusted EBITDA and/or Revenue metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. Additionally, for each 25% increase towards the Longer-Term Contracts target, each of our executives would earn at least 25% of their targeted bonus amount with respect to that metric. For each additional 25% increase achieved towards the Longer-Term Contracts target, executive officers would earn at least 25% of that metric’s allocation for their targeted bonus until 100% of the Longer-Term Contracts bonus target was achieved. Actual performance compared to the target metric was measured at the end of the fiscal year. In the event that the Adjusted EBITDA metric and/or Longer-Term Contracts metric was greater than 100% of their respective targets, each executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 30% for amounts achieved up to $3.0 million of the Adjusted EBITDA target (and by 33% for amounts in excess of $3.0 million) and by 25% for each 1% increase achieved in excess of the Longer-Term Contracts target. The portion of the bonus in excess of each executive’s target for both the Adjusted EBITDA and Longer-Term Contracts targets was payable in common stock of the Company. In the event that performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and less than a 25% increase was achieved towards the Longer-Term Contracts metric, then no bonus would be earned.

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2020 Plan Performance. In 2020, the Company’s Adjusted EBITDA, Revenue, and Longer-Term Contracts results measured at the end of the fiscal year, were 105% (or $50.867 million), 101% (or $148.376 million), and 34% respectively, which resulted in our executive officers receiving the following payouts under the 2020 Bonus Plan:

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)(4)
Greg Strakosch, Executive Chairman	36,250	217,500	—	427,432
Michael Cotoia, Chief Executive Officer	36,250	217,500	—	427,432
Daniel T. Noreck, Chief Financial Officer	12,500	75,000	—	206,346
Don Hawk, Executive Director, Product Innovation	17,500	105,000	—	147,390

(1)

Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved and less than a 25% increase towards the Longer-Term Contracts target was achieved. Alternatively, if performance was less than 90% for both the Adjusted EBITDA and Revenue metrics and a 25% increase towards the Longer-Term Contracts target was achieved, then the following threshold amounts would have been due to Messrs. Strakosch, Cotoia, Hawk, and Noreck for 2020: $18,125, $18,125, $8,750 and $6,250, respectively.

(2)	Amount payable if 100% of all three performance targets were achieved.
(3)

In the event that the Adjusted EBITDA or Longer-Term Contracts metrics were greater than 100%, then the executive could earn more than his respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. The 2020 Bonus Plan did not cap such excess amounts.

(4)	In accordance with the terms of the 2020 Bonus Plan, payments were made on or before March 15, 2021.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive’s overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan and our 2017 Stock Option and Incentive Plan. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period, which is typically multi-year. We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in August and/or December. We do not routinely grant each named executive officer an RSU award each year; however, we may grant any individual executive officer an RSU award periodically. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three-year period. Additionally, in accordance with the terms of the applicable award agreements, the Company may defer the delivery of shares underlying an RSU award, generally until the opening of the trading window immediately following the vesting date. In determining equity awards, our Compensation Committee considers the Company’s business and financial performance, the executive’s performance and future potential, the award value relative to other executives’ awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the recommendations of our CEO with respect to awards to the executive officers and employees other than the CEO, and, from time to time, the external data described in the “Benchmarking of Compensation and Equity” section below.

2020 Equity Grants. In July 2020, the Compensation Committee granted Mr. Cotoia 150,000 RSUs, Mr. Hawk 30,000 RSUs, and Mr. Noreck 21,000 RSUs. These grants vest with respect to one-third of the shares subject to such award per year over three years. The grants were made in recognition of their performance and contributions to the Company as well as their expected future contributions. There were no other awards made to executive officers during 2020.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to the following employee benefits: medical, dental, and vision care plans; supplemental vision care plan; flexible spending accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a 401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2020, we matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $3,000 per year. The employer contributions vest over a four-year period commencing on the employee’s hire date.

Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm’s services to the executive officer during the year.

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Advisory Vote on Executive Compensation. At our 2020 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis a say-on-pay vote once every three years. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program once every three years. At the 2020 Annual Meeting of Stockholders, a majority of stockholder votes (or 89.9%) were cast to approve on an advisory basis the compensation of the named executive officers as disclosed in the 2020 Proxy Statement. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2021.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, and treatment of equity in the event of a termination of employment under certain circumstances or a change of control. The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one year post-termination for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months post-termination for Mr. Hawk. The executive officers’ employment agreements are described in more detail on page 21 under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Tax Considerations. Prior to the passage of the Tax Cut and Jobs Act of 2017 (“Tax Act”), Section 162(m) of the Internal Revenue Code of 1986, as amended generally disallowed a tax deduction for compensation in excess of $1.0 million a year to certain officers, including the CEO, unless such excess compensation qualified as “performance-based compensation.” The Tax Act, among other things, repealed the performance-based compensation exemption with respect to taxable years beginning after December 31, 2017, subject to certain transition rules. In addition, the Tax Act expanded the group of officers whose compensation is subject to the Section 162(m) deduction limitations. Accordingly, other than with respect to certain grandfathered compensation, the $1.0 million deduction limitation now applies to (i) anyone serving as the Company’s CEO or CFO at any time during the taxable year, (ii) the top three other highest compensated executive officers of the Company serving at the end of the taxable year and (iii) any individual whose compensation has been subject to the Section 162(m) deduction limitation for any taxable year of the Company that started after December 31, 2016. While our Compensation Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, it may authorize compensation payments that are subject to the deduction limitation when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Committee’s own substantial business and industry experience, in setting executive compensation. From time to time, the Compensation Committee reviews peer company information regarding the following companies: WebMD, QuinStreet, Leaf Group, Dice Holdings, J2 Global, BankRate, XO Group, TheStreet.com and TripAdvisor and data compiled by Company officers from publicly available information. With regard to our CEO and CFO, given that we believe the roles and responsibilities for these positions are generally consistent from company to company, from time to time, we review the compensation of these titled positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other members of our executive management team, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when setting compensation for our executive officers in 2020 and 2021. The Compensation Committee also considered additional individual factors that contribute to the executive’s value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Committee’s review of the compensation data available regarding the executives in the Company’s peer group, the Compensation Committee determined that the base salary for each executive officer for 2020 would remain unchanged from the prior year. For 2020, the Compensation Committee determined that the target bonus under the 2020 Executive Incentive Bonus Plan for Messrs. Strakosch, Cotoia, Hawk and Noreck would remain unchanged from the prior year target bonus for 2019. Neither the Compensation Committee nor the Company has retained a compensation consultant. During 2020, the Committee was comprised of Roger M. Marino, Bruce Levenson, Robert D. Burke, and Leonard P. Forman (until his retirement from the Board on July 31, 2020). The Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2020, 2019, and 2018 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Greg Strakosch	2020	600,000	282,432	145,000	15,000	1,042,432
Executive Chairman	2019	600,000	2,663,533	181,250	14,000	3,458,783
	2018	600,000	253,566	217,500	14,000	1,085,066
Michael Cotoia	2020	600,000	5,725,932	145,000	15,000	6,485,932
Chief Executive Officer	2019	600,000	5,682,133	181,250	14,000	6,477,383
	2018	600,000	253,566	217,500	14,000	1,085,066
Daniel T. Noreck	2020	225,000	859,480	50,000	15,000	1,149,480
Chief Financial Officer and Treasurer	2019	225,000	559,930	62,500	14,000	861,430
	2018	225,000	87,436	75,000	14,000	401,436
Don Hawk	2020	480,000	1,225,046	70,000	3,000	1,778,046
Executive Director, Product Innovation	2019	480,000	985,140	87,500	3,000	1,555,640
	2018	480,000	1,805,411	105,000	3,000	2,393,411

(1)

The amounts in this column reflect the aggregate grant date fair value of RSU and common stock awards computed in accordance with ASC 718 granted to, or earned by, each named executive officer during the applicable year. See Note 11 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards. For 2020, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2020 Bonus Plan in the amount of $282,432, $282,432, $97,390, and $136,346, respectively, and the grant date fair value of RSUs awarded in July 2020 in the amount of $0, $5,443,500, $762,090, and $1,088,700, respectively. For 2019, the amount in this column for Messrs. Strakosch, Cotoia, Noreck, and Hawk reflects the aggregate grant date fair value of common stock earned under the 2019 Executive Incentive Bonus Plan (“2019 Bonus Plan”) in the amount of $651,133, $651,133, $224,530, and $314,340, respectively, and the grant date fair value of RSUs awarded in August 2019 in the amount of $2,012,400, $5,031,000, $335,400, and $670,800, respectively. For 2018, the amount in this column for Messrs. Strakosch, Cotoia, and Noreck reflects the aggregate grant date fair value of common stock earned under the 2018 Bonus Plan in the amount of $253,566, $253,566, and $87,436 respectively and, for Mr. Hawk, reflects the grant date fair value of common stock earned under the 2018 Bonus Plan in the amount of $122,411 and RSUs awarded to Mr. Hawk in August 2018 in the amount of $1,683,000.

(2)

The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2020, 2019, and 2018. For more information, see “Executive Compensation – Executive Incentive Bonus Plan” above.

(3)

These amounts represent matching 401(k) contributions and costs to the Company for services incurred to provide certain financial counseling services including finances, estate and tax planning, and tax preparation services (“Financial Services”). Matching 401(k) contributions were $3,000 per executive officer in 2018, 2019, and 2020. For Messrs. Strakosch, Cotoia, Noreck, and Hawk, 2020 Financial Services totaled $12,000, $12,000, $12,000, and $0 respectively, 2019 Financial Services totaled $11,000, $11,000, $11,000, and $0, respectively, and 2018 Financial Services totaled $11,000, $11,000, $11,000, and $0 respectively.

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Grants of Plan-Based Awards For 2020

The following table sets forth grants of plan-based awards made during 2020 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Greg Strakosch	12/18/2020	36,250	217,500	—	—	—
		—	—	—	—	—
Michael Cotoia	12/18/2020	36,250	217,500	—	—	—
	7/31/2020	—	—	—	150,000	5,443,500
Daniel T. Noreck	12/18/2020	12,500	75,000	—	—	—
	7/31/2020				21,000	762,090
Don Hawk	12/18/2020	17,500	105,000	—	—	—
	7/31/2020				30,000	1,088,700

(1)

Reflects full year target awards under the 2020 Bonus Plan. Amounts earned by the named executive officers under the 2020 Bonus Plan are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and the footnote accompanying the “Stock Awards” column. For more information, see “Executive Compensation – Executive Incentive Bonus Plan” above.

(2)	Represents an RSU award granted to the named executive officer in accordance with our executive compensation program.
(3)

Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 11 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation” included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the “2007 Stock Plan”) was adopted by our Board upon recommendation of the Compensation Committee and approved by our stockholders in April 2007. The 2007 Stock Plan expired on May 15, 2017 and no further equity grants may be made under the 2007 Stock Plan. Any awards granted on or before such date will remain outstanding subject to their terms. Our 2007 Stock Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 2007 Stock Plan.

2017 Stock Option and Incentive Plan. On March 10, 2017, the Board adopted the 2017 Stock Option and Incentive Plan (the “2017 Plan”), upon recommendation by the Compensation Committee. The 2017 Plan was approved by the Company’s stockholders and became effective on June 16, 2017. The 2017 Plan permits us to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, Directors, consultants, and advisors. The 2017 Plan is administered by the Compensation Committee.

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Outstanding Equity Awards at Fiscal Year End for 2020

The following table summarizes the outstanding equity award holdings held by our named executive officers as of December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Greg Strakosch	8/2/2019	60,000	(2)	3,546,600
Michael Cotoia	8/2/2019	150,000	(3)	8,665,500
	7/31/2020	150,000	(4)	8,665,500
Daniel T. Noreck	8/2/2019	10,000	(5)	591,100
	7/31/2020	21,000	(6)	1,241,310
Don Hawk	8/3/2018	20,000	(7)	1,182,200
	8/2/2019	20,000	(8)	1,182,200
	7/31/2020	30,000	(9)	1,773,300

(1)

The amounts shown in this column are for RSUs. The value of the RSUs is based on $59.11, which was the closing price of the Company’s stock on December 31, 2020, the last trading day of the Company’s fiscal year.

(2)	Mr. Strakosch’s RSUs vest as follows: 30,000 on each of August 2, 2021 and 2022.
(3)	Mr. Cotoia’s RSUs vest as follows: 75,000 on August 2, 2021 and 2022.
(4)	Mr. Cotoia’s RSUs vest as follows: 50,000 on each of July 31, 2021, 2022, and 2023.
(5)	Mr. Noreck’s RSUs vest as follows: 5,000 on August 2, 2021 and 2022.
(6)	Mr. Noreck’s RSUs vest as follows: 7,000 on each of July 31, 2021, 2022, and 2023.
(7)	Mr. Hawk’s RSUs vest as follows: 20,000 on August 3, 2021.
(8)	Mr. Hawk’s RSUs vest as follows: 10,000 on each of August 2, 2021, and 2022.
(9)	Mr. Hawk’s RSUs vest as follows: 10,000 on each of July 31, 2021, 2022, and 2023.

Option Exercises and Stock Vested For 2020

The following table sets forth the aggregate number of RSU awards that vested for our named executive officers in 2020.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Greg Strakosch	61,365	(2)	1,739,837
Michael Cotoia	156,365	(3)	5,255,887
Daniel T. Noreck	22,816	(4)	819,620
Don Hawk	45,142	(5)	1,425,248

(1)	Values shown represent the number of shares multiplied by the fair market value of a share of the Company’s common stock on the applicable vesting date.
(2)

Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 30,000 shares that vested on August 3, 2020 were deferred under the agreement and delivered on August 18, 2020 and 31,365 shares vested and were delivered pursuant to the 2019 Bonus Plan on March 6, 2020.

(3)

Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 50,000 shares vested and delivered on August 4, 2020, 75,000 shares that vested on August 3, 2020 were deferred under the agreement and delivered on September 1, 2020 and 31,365 shares vested and were delivered pursuant to the 2019 Bonus Plan on March 6, 2020.

(4)

Pursuant to the terms of the applicable RSU award agreements, where applicable, the shares underlying the RSUs vested and delivered as follows: 7,000 shares vested and delivered on December 22, 2020, 5,000 shares that vested on August 2. 2020 were deferred under the agreement and delivered on August 25, 2020, and 10,816 shares vested and were delivered pursuant to the 2019 Bonus Plan on March 6, 2020.

(5)

Pursuant to the terms of the applicable RSU award agreement, where applicable, the shares underlying the RSUs vested and delivered as follows: 10,000 shares that vested on August 2, 2020 were deferred under the agreement and delivered on August 25, 2020, 20,000 shares that vested on August 3, 2020 were deferred under the agreement and delivered on September 1, 2020 and 15,142 shares vested and were delivered pursuant to the 2019 Bonus Plan on March 6, 2020.

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Nonqualified Deferred Compensation for 2020

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred in accordance with the terms of the applicable RSU award agreements during 2020. For more information, see “Executive Compensation – Executive Incentive Compensation and Other Benefits” above.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)
Greg Strakosch	1,088,700	93,000	1,181,700	—
Michael Cotoia	2,721,750	423,000	3,144,750	—
Daniel T. Noreck	181,450	15,400	196,850	—
Don Hawk	362,900	30,800	393,700
	748,000	90,600	838,600	—

(1)	Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)	Represents appreciation in the value, if any, of the shares from date of deferral to date of delivery.
(3)	Represents fair market value of the shares on the date of delivery.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following narrative and tabular disclosure summarizes the material terms of the employment agreements and the payments that would be made to each named executive officer assuming that one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each executive officer to severance benefits if the Company terminates the executive officer’s employment in the following situations: (i) without “cause”; (ii) if the executive officer terminates his or her employment for “good reason”; (iii) death; or (iv) disability. For purposes of the employment agreements, “cause” means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, “good reason” means: (I) a material reduction of the executive’s salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive’s responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement. In the event of a termination of the executive without “cause,” by the executive officer for “good reason,” as a result of the executive’s death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Mr. Strakosch and Mr. Cotoia, equal to their annual salary, and in the case of Messrs. Noreck and Hawk, equal to nine months of their respective annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of his or her annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs for those executive officers who have been employed by the Company for five years or less. In the event the executive officer ceases to be an employee of the Company in a manner that does not meet the conditions listed above, then all unvested stock options and all unvested RSU grants under the 2017 Plan will be forfeited immediately and automatically to the Company, without the payment of any consideration to the executive. In consideration of these benefits, the executive in each instance has agreed not to, (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend post termination for one-year for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months for Mr. Hawk. In the event that the executive officer is terminated for cause or terminates his or her employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits under his employment agreement. For example, if an executive officer resigns, they are not entitled to any additional compensation or benefits other than any accrued benefits including any earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits they may have under any employee benefit plan.

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Material Terms of Executive Employment Agreements — Change of Control. In the event of a Change of Control as that term is defined in our executive employment agreements, all unvested stock options, if any, under the 2007 Stock Plan (for Messrs. Strakosch, Cotoia, and Noreck) and all unvested RSU grants, will vest and become fully exercisable. In the event of a Change in Control Event as the term is defined in our 2017 Plan that does not also conform to the definition of Change of Control under our executive employment agreements, all unvested stock options and all unvested RSU grants under the 2017 Plan will vest in part so that one-half of the number of shares that would have otherwise become exercisable or vested on any date after the Change in Control Event will become exercisable or vested. In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive’s target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event there has been a termination of employment and/or Change of Control as defined under our executive employment agreements, in each case, on December 31, 2020. Because the disclosures in the table assume the occurrence of a termination and/or change of control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Greg Strakosch
Cash Severance(1)	600,000	—	600,000
Equity Awards(2)	3,546,600	3,546,600	—
Continuation of Benefits(3)	14,272	—	14,272
Other Benefits(4)	427,432	—	145,000
Total Value of Benefits	4,588,304	3,546,600	759,272
Michael Cotoia
Cash Severance(1)	600,000	—	600,000
Equity Awards(2)	17,733,000	17,733,000	—
Continuation of Benefits(3)	14,629	—	14,629
Other Benefits(4)	427,432	—	145,000
Total Value of Benefits	18,775,061	17,733,000	759,629
Daniel T. Noreck
Cash Severance(1)	168,750	—	168,750
Equity Awards(2)	1,832,410	1,832,410	—
Continuation of Benefits(3)	11,417	—	11,417
Other Benefits(4)	147,390	—	50,000
Total Value of Benefits	2,159,967	1,832,410	230,167
Don Hawk
Cash Severance(1)	360,000	—	360,000
Equity Awards(2)	4,137,700	4,137,700	—
Continuation of Benefits(3)	13,406	—	13,406
Other Benefits(4)	206,346	—	70,000
Total Value of Benefits	4,717,452	4,137,700	443,406

(1)

A “qualifying termination” means, under the employment agreements, a termination of employment by the Company without “cause,” by the executive for “good reason,” as a result of his or her death or disability, or as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term. In the case of both Mr. Strakosch and Mr. Cotoia, the amount is equal to their annual salary. In the case of each of Messrs. Hawk and Noreck the amount is equal to nine months of their annual salary.

(2)

Represents the number of shares of our common stock underlying RSU grants that would vest multiplied by $59.11, the closing price of the Company’s common stock on December 31, 2020, the last trading day of the Company’s fiscal year.

(3)	Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.
(4)

The total bonus payments due upon a termination following a change of control were calculated based on actual, full-year performance under the 2020 Bonus Plan as reported in the Summary Compensation Table.

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Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance (“Pay Ratio Rules”), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual total compensation of our CEO, Mr. Cotoia. We believe that the pay ratio included in this Proxy Statement is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

We determined that, as of December 31, 2020, our total employee population for purposes of calculating the pay ratio in this Proxy Statement including both U.S. and international offices and full-time and part-time employees, excluding our CEO, was 668. This total employee population figure excludes approximately 270 employees in connection with the acquisitions of BrightTALK Limited (“BrightTalk”) and The Enterprise Strategy Group, Inc. (“ESG”) in December 2020. We identified the median employee from the total remaining population of 668 employees by reviewing the 2020 total cash compensation of all full-time and part-time employees, excluding our CEO, who were employed by the Company and its subsidiaries on December 31, 2020. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2020 and since we have an even number of employees, not including the CEO, and determined the average of the annual total compensation of the two employees ranked 334 and 335 on the list (“Median Employee”). Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2020. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.

After identifying the Median Employee based on total cash compensation, we calculated the annual total for the Median Employee using the same methodology we use for our named executive officers as set forth in the 2020 Summary Compensation Table. Mr. Cotoia’s 2020 total annual compensation was $6,485,932, as reflected in the Summary Compensation Table. Our Median Employee's total annual compensation for 2020 was $69,978. Our 2020 CEO to Median Employee pay ratio is 92.7 to 1.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,590,500	(1)	17.34	184,941	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,590,500		17.34	184,941

(1)	The amount in this column includes grants under our 2007 Stock Plan and our 2017 Plan.
(2)

The amount in this column only includes securities remaining available under our 2017 Plan, which was approved by the Company’s stockholders and became effective on June 16, 2017 with a total of 3,000,000 shares registered under the plan for issuance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Marino (Chair), Burke, and Levenson. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2020 have ever been one of our employees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2021 (or such other date as indicated) for each person, entity, or group who, to the best of our knowledge, beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage of beneficial ownership is based on 28,147,418 shares of common stock outstanding as of March 31, 2021.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	3,776,843	13.42
FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	2,823,994	10.03
Neuberger Berman Group LLC(3) 1290 Avenue of the Americas New York, New York 10104	1,796,503	6.38
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,994,779	7.09

(1)

Information is based on a Schedule 13G/A filed with the SEC on January 26, 2021. As of December 31, 2020, BlackRock reported having sole voting power with respect to 3,720,059 shares and sole dispositive power with respect to 3,776,843 shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock, but only one of those subsidiaries, BlackRock Fund Advisors, individually beneficially owned 5% or greater of the outstanding shares of our common stock: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(2)

Information is based on a Schedule 13G filed with the SEC on March 10, 2021. As of December 31, 2020, FMR reported having sole voting power with respect to 315,936 shares and sole dispositive power with respect to 2,823,994 shares reported on the Schedule 13G. FMR reported that the following FMR subsidiaries beneficially owned our common stock, but only one of those subsidiaries, Fidelity Management & Research Company LLC, individually beneficially owned 5% or greater of the outstanding shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, and Strategic Advisors LLC.

(3)

Information is based on a Schedule 13G filed with the SEC on February 12, 2021. As of December 31, 2020, Neuberger Berman Group LLC reported having shared voting power with respect to 1,780,918 shares and shared dispositive power with respect to 1,796,503 shares reported on the Schedule 13G. Neuberger Berman Group LLC is a parent holding company or control person and its affiliates may be deemed to have beneficial ownership of 1,796,503 shares of our common stock by its clients, none known to have more than five percent of outstanding shares.

(4)

Information is based on a Schedule 13G/A filed with the SEC on February 10, 2021. As of December 31, 2020, The Vanguard Group had shared voting power with respect to 54,718 shares, sole dispositive power with respect to 1,921,706 of the shares, and shared dispositive power with respect to 73,073 of the shares. Vanguard reported that the following Vanguard subsidiaries beneficially owned our common stock Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. Vanguard reported that none of its subsidiaries beneficially owned 5% or greater of the outstanding shares of our common stock.

Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2021 for each of our named executive officers, Directors, and all executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2021, including shares subject to options exercisable within sixty days of March 31, 2021, and shares subject to RSUs scheduled to vest within sixty days of March 31, 2021, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

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Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	115,938	25,000	140,938	0.50
Bruce Levenson(3)	861,231	22,500	883,731	3.14
Roger M. Marino(4)	1,592,307	30,000	1,622,307	5.76
Christina G. Van Houten	7,808	2,500	10,308	0.04
Greg Strakosch	166,359	—	166,359	0.59
Michael Cotoia	—	—	—	—
Daniel T. Noreck	9,841	—	9,841	0.03
Don Hawk	108,665	—	108,665	0.39
All Directors and executive officers as a group (8 persons)	2,862,149	80,000	2,942,149	10.45

(1)	The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, MA 02466.
(2)	Includes (i) options to purchase 25,000 shares of our common stock and (ii) 115,938 shares held by the Robert and Janelle Burke Trust.
(3)

Includes (i) options to purchase 22,500 shares of our common stock, (ii) 45,173 shares held by Mr. Levenson individually, (iii) 53,460 held by the Bruce and Karen Levenson Family Foundation, Inc., and (iv) 762,598 shares held by the Levenson Family Irrevocable Trust GST. Mr. Levenson disclaims any pecuniary interest in the shares held by the Bruce and Karen Levenson Family Foundation, Inc. and the Levenson Family Irrecoverable Trust GST.

(4)	Includes (i) options to purchase 30,000 shares of our common stock, (ii) 126,105 shares held by Kramly, LLC, and (iii) 1,463,001 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2020. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from the persons required to file these reports, during the year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee which must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating and Corporate Governance Committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating and Corporate Governance Committee.

A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating and Corporate Governance Committee may impose any conditions on the transaction that it deems appropriate.

Related Party Transactions.

Since January 1, 2020, we have not been a party to any transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Bruce Levenson

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Robert D. Burke (Chair)

Bruce Levenson

Christina Van Houten

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2021 is Stowe & Degon, LLC (“S&D”). Representatives from S&D are expected to be present at the Annual Meeting.

Change in Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) was our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee performed a competitive review process to evaluate and select a firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. On June 12, 2019, the Audit Committee dismissed BDO as the Company’s independent registered public accounting firm and also approved the appointment of S&D as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. S&D was formally engaged on June 12, 2019. BDO’s reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the interim period through June 12, 2019, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in BDO’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2018 and December 31, 2017, and the interim period through June 12, 2019, the Company did not consult with S&D regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that S&D concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Auditors’ Fees. The following table sets forth the aggregate fees for services billed to us by S&D for the fiscal years ended December 31, 2020 and 2019 and by BDO for the fiscal years ended December 31, 2020 and 2019.

Fee Category	2020	2019
Audit fees(1)	$607,778	$409,074
Audit-related fees(2)	11,850	11,550
Tax fees(3)	3,265	—
All other fees(4)	155,000	—
Total fees	$777,893	$420,624

(1)

Audit fees consist of (a) fees for the audit of our financial statements included on our annual report on Form 10-K, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents.

(2)	Audit of the Company’s 401(k) plan.
(3)	Fees related to foreign subsidiary tax return preparation and filing.
(4)	Fees for comfort letters related to the Company’s December 2020 offering of convertible senior notes.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or

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non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Stowe & Degon LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder approval of the Audit Committee’s appointment of Stowe & Degon, LLC is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Audit Committee will reconsider the selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 2, the Ratification of the appointment of Stowe & Degon, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO OUR 2017 STOCK OPTION AND INCENTIVE PLAN

We are asking our stockholders to approve an amendment to our 2017 Stock Option and Incentive Plan (the “2017 Plan”) to increase the number of shares of Common Stock available for issuance thereunder, as set forth in Appendix A to this Proxy Statement, at our Annual Meeting of Stockholders. The Board believes the proposed amendment to the 2017 Plan is important to continue advancing the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company. On April 9, 2021, the Board adopted, based on the recommendation of the Compensation Committee and subject to stockholder approval, an amendment to the 2017 Plan to increase by 3,800,000 the number of shares issuable thereunder. If this amendment is approved, the 2017 Plan would allow for the issuance of up to 6,800,000 shares of our common stock.

In determining the projected share utilization, the Compensation Committee and the Board considered projected future annual share utilization, cancellations, forfeitures, and repurchases of unvested restricted shares. Finally, the Compensation Committee and the Board also considered the relevant guidelines from proxy advisory firms. In developing our share request for the 2017 Plan and analyzing the impact of utilizing equity on our stockholders, we considered our “burn rate” and “overhang,” which we consider to be important metrics of how our equity compensation program affects our stockholders.

Key Features of the 2017 Plan

The 2017 Plan contains the following material terms that are designed to provide the Company with sufficient shares of Common Stock to properly attach, retain, and incentivize key employees, advisors and Directors, but also to align the plan with best practices. In particular, and as described more fully below, the 2017 Plan:

•

Currently provides for 3,000,000 shares of our Common Stock authorized for issuance under the plan; following the amendment of the 2017 Plan, 6,800,000 shares of Common Stock authorized for issuance under the plan;

•	Requires that all stock options and SARs be granted with an exercise price that is at least equal to the fair market value of the stock on the date of grant;

•	Requires that discretionary awards to our non-employee Directors be granted and administered by a Committee of the Board, all of the members of which are independent as defined under the NASDAQ Rules;

•

Limits the number of shares of Common Stock with respect to which awards may be granted to each non-employee Director (excluding awards made in lieu of all or a portion of annual Board and Committee cash retainers) to 15,000 per calendar year;

•	Broadly prohibits the repricing of options and SARs without stockholder approval;

•

Requires that no dividends or dividend equivalents be paid with respect to options or SARs, and that any dividends or dividend equivalents with respect to restricted stock, restricted stock units, other stock-based awards and performance awards (referred to as “full-value awards”) be subject to the same vesting and forfeiture provisions as the underlying award; and

•

Provides that no more than 350,000 shares of Common Stock may be made subject to awards granted per participant under the 2017 Plan per calendar year and no more than $600,000 may be payable in respect of an other-cash based award granted per participant per year under the 2017 Plan and establishes performance criteria upon which performance goals may be based with respect to performance awards granted under the 2017 Plan.

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The Board of Directors believes that approving an additional 3,800,000 shares for issuance under the 2017 Plan is appropriate and in the best interests of stockholders given, among other things, our recent acquisition of BrightTALK and ESG in December 2020, the highly competitive environment in which we recruit and retain employees, any future acquisitions, and our historical rate of issuing equity awards. We expect that the total number of shares available under the 2017 Plan if this amendment is approved would meet our needs for the next 3.3 years.

The 2017 Plan allows for the issuance of equity awards across our entire organization. Approximately 17% of our worldwide employee population of approximately 940 employees (including new employees from BrightTALK and ESG) currently participates in our annual equity incentive compensation programs. In addition, new employees are eligible for new-hire equity awards.

As of March 31, 2021, options covering 107,500 shares of our Common Stock with a weighted average exercise price of $17.34 and a weighted average remaining term of approximately 6.4 years were outstanding under the 2017 Plan and our other equity compensation plans. As of March 31, 2021, unvested RSUs issued under our 2017 Plan covering 1,516,475 shares of our Common Stock were outstanding. Finally, as of March 31, 2021, 125,986 shares were available for future grant under the 2017 Plan.

In developing our request for an increase in the number of shares available for issuance under the 2017 Plan and analyzing the impact of utilizing equity on our stockholders, we considered both our “burn rate” and “overhang,” which we consider important metrics of how our equity compensation program impacts our stockholders. Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for 2018, 2019 and 2020, as well as the average over those years.

	FY2020	FY2019	FY2018	Three Year Avg.
Stock Options Granted	25,000	22,500	20,000	22,500

RSUs Granted	927,261	846,733	542,202	772,065

Total Granted	952,261	869,233	562,202	794,565

Basic Weighted Average Common Stock Outstanding	27,855,888	27,873,745	27,738,178	27,822,604

Gross Burn Rate(%)(1)	3.42%	3.12%	2.03%	2.86%

(1)	“Gross Burn Rate” is defined as the total number of equity awards granted in the year divided by the basic weighted average common stock outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average shares outstanding for the most recently completed fiscal year. Our overhang as of March 31, 2021, was 5.9%. If the 3,800,000 shares proposed to be authorized for grant under the 2017 Plan are included in the calculation, our overhang would have been 16.61% as of March 31, 2021.

Brief Summary of the 2017 Plan, as Amended

The following summary of the 2017 Plan is qualified in its entirety by reference to the 2017 Plan, as amended by proposed Amendment No. 1 thereto, a copy of which is attached as Appendix A to this Proxy Statement. References to the Board in this summary shall include the Compensation Committee of the Board or any similar committee appointed by the Board to administer the 2017 Plan.

Purpose. The 2017 Plan supports the alignment of interests between employees, officers and Directors, as well as consultants and advisors to the Company who are primarily responsible for our and our stockholder’s continued success and growth through increased ownership of the Company and through market-competitive long-term equity incentives based on, among other things, individual and company-wide performance metrics. Importantly, the continued purpose of

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the 2017 Plan is to promote the interests of the Company by granting awards to employees, officers and Directors, as well as consultants and advisors to the Company, in order to attract and retain Directors, officers and key employees demonstrating outstanding abilities, provide an incentive to selected individuals to work to increase the value of the Company’s stock, and provide each such individual with a stake in the future of the Company that aligns the economic interests of such employee with the interests and expectations of our stockholders.

Authorized Shares. Up to 6,800,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2017 Plan. If any Award (i) expires or is terminated, surrendered, canceled or forfeited or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused shares of Common Stock covered by such award will again be available for grant under the 2017 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Notwithstanding the foregoing, in the case of an independent SAR, the full number of shares subject to such SAR (or portion thereof) settled in stock will be counted against the number of shares available under the 2017 Plan, regardless of the number of shares actually used to settle such SAR (or portion thereof). Shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company to purchase shares of Common Stock subject to an award or to satisfy the tax withholding obligation in respect of an award (including shares retained from the award creating the tax obligation) will be added back to the 2017 Plan and will be available for future awards, provided, however, that no more than the number of shares used to satisfy the minimum statutory withholding obligation may be added back to the Plan. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an award shall not increase the number of shares available for the future grant of awards under the 2017 Plan.

Fungible Share Pool. Subject to adjustment in the event of stock splits and other similar events, any award that is not a full-value award (as defined below) will be counted against the 2017 Plan share limits as one share for each share of Common Stock subject to such award and any award that is a full-value award will be counted against the 2017 Plan share as 1.5 shares for each one share of Common Stock subject to such full-value award. “Full-value award” means any award of restricted stock, RSUs or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an award that counted as one share is returned to the 2017 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an award that counts as 1.5 shares is returned to the 2017 Plan, each applicable share reserve will be credited with the same number of shares as would count against the share limits upon grant shares.

Types of Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under current law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionee’s holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2017 Plan, stock options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionee’s holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2017 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) any other lawful means permitted by applicable law, provided a promissory note cannot be used to pay the Option exercise price, or (iv) any combination of these permitted forms of payment. No option may provide for the automatic grant of additional options in connection with the exercise of such option.

Director Options. Upon commencement of service as a non-employee Director with the Company, the 2017 Plan provides for the automatic grant of a nonstatutory stock option to purchase 2,500 shares of Common Stock to such Director. Additionally, on the date of each annual meeting of stockholders, the 2017 Plan provides for the automatic grant to non-employee Directors of the Company of a nonstatutory stock option to purchase 5,000 shares of Common Stock. Each of these options has an exercise price equal to the grant date fair market value per share of the stock. The options granted to non-employee Directors have a term of ten years and vest in full on the first anniversary of the date the option was granted. However, the 2017 Plan provides that all such options may become immediately exercisable in the case of

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death, disability, or change of control of the Company. Options granted to non-employee Directors under the 2017 Plan expire on the earlier of ten years following the date of grant or six months following cessation of the non-employee Directors service with the Board. The Board has authority under the 2017 Plan to increase or decrease the shares subject to the initial and annual option grants subject to the plan limitations on award grants to non-employee Directors. In addition, the Board retains the right under the 2017 Plan to grant other types of awards to non-employee Directors, in addition to, or in lieu of, some or all of the initial or annual options awards described above.

Stock Appreciation Rights (SARs). A SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. The measurement price of each SAR shall not be less than 100% of the grant date fair market value of the SAR; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the grant date fair market value on such future date. No SAR will be granted with a term in excess of ten years and no SAR may provide for automatic grant of additional SARs in connection with the exercise of such SAR.

Restricted Stock. Restricted Stock entitles recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Restricted Stock Units. Restricted Stock Units entitle the recipient to receive shares of Common Stock to be delivered at the time such unit awards vest or at a later delivery date pursuant to the terms and conditions established by the Board.

Other Stock-Based or Cash-Based Awards. Under the 2017 Plan, the Board has the right to grant other awards based upon the Company’s Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Company may also grant awards denominated in cash rather than shares of Common Stock.

Performance Awards. A committee of the Board (the “Committee”) that is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as “performance based compensation” under Section 162(m) of the Code may determine, at the time of grant, that an award of Restricted Stock, Restricted Stock Units or an Other Stock-Based or Cash-Based Award granted to a covered employee, as determined under Section 162(m)(3) of the Code, will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to GAAP or on a non-GAAP basis, as determined by the Committee: EBITDA, Adjusted EBITDA as adjusted for non-cash expenses (such as stock-based compensation expenses), net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Common Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Common Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

With respect to awards that are intended to qualify as performance based compensation, the Committee may adjust downward, but not upward, the cash or number of shares deliverable with respect to such Award, and the Committee may not waive the achievement of the performance conditions with respect to such award except in the case of the death or

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disability of the participant or a change in control of the Company.

Though the 2017 Plan retains provisions that relate to Section 162(m) of the Code, these provisions are, in large part, no longer relevant due to the elimination of the “performance-based compensation” exception to the deduction limitation of Section 162(m) pursuant to the Tax Cuts and Jobs Act. Under the 2017 Plan, our Board may, however, continue to make awards of Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards that will vest solely upon the achievement of specified performance criteria described herein or other performance measures, may be subject to the adjustments described herein or other adjustments, and may be set at the time, in each case, as the Board may determine.

Dividends; Dividend Equivalents. No option or SAR may be granted with the right to receive dividend equivalents. Any dividends or dividend equivalents paid with respect to other types of awards will be subject to the same restrictions on transferability and forfeitability as the award with respect to which paid.

Limitation on Repricing. Without the approval of our stockholders, we may not (except in connection with recapitalizations or reorganization events): (1) amend any outstanding option or SAR granted under the 2017 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2017 Plan) and grant in substitution therefor new Awards under the 2017 Plan (other than certain substitute awards as described below) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise or measurement price per share above the then-current fair market value, other than in connection with recapitalizations and the like or reorganization events, or (4) take any other action under the 2017 Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards; Award Limits. Employees, officers, Directors, consultants and advisors of the Company and its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board, are eligible to be granted Awards under the 2017 Plan. Under current law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2017 Plan may not exceed 350,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which Awards may be granted under the 2017 Plan to non-employee Directors (excluding Awards made in lieu of all or a portion of annual Board and Committee cash retainers) shall not exceed 15,000 per calendar year. The maximum amount of cash that may be paid with respect to an Other-Cash Based Award granted to any participant under the 2017 Plan may not exceed $600,000 per calendar year.

On April 14, 2021, the last reported sale price of our Common Stock on the NASDAQ was $74.21.

Awards Granted Under the 2017 Plan

Since the initial approval of the 2017 Plan in June 2017 through March 31, 2021, the following number of equity awards have been granted to the individuals and groups described in the table below. No other equity awards have been granted to any other individuals or groups under the 2017 Plan as of such date.

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Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options	Number of Shares of Common Stock Underlying RSUs Granted
Named Executive Officers:
Greg Strakosch, Executive Chairman	—	139,810
Mike Cotoia, Chief Executive Officer	—	574,810
Dan Noreck, Chief Financial Officer	—	74,177
Don Hawk, Executive Director, Product Innovation	—	144,047
All current executive officers as a group	—	932,844
All non-employee Directors as a group	87,500	63,153
All employees, including all current officers who are not executive officers, as a group	—	2,060,568

Administration. The 2017 Plan will be administered by the Compensation Committee of the Board. Subject to the provisions of the 2017 Plan, the Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2017 Plan that it deems advisable and to construe and interpret the provisions of the 2017 Plan and any award agreements entered into under the 2017 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2017 Plan or any award in the manner and to the extent it deems expedient to carry the 2017 Plan into effect and will be the sole and final judge of such expediency. All decisions by our Board will be made in the Board’s sole discretion and will be final and binding on all persons having or claiming any interest in the 2017 Plan or in any award. No Director or person acting pursuant to the authority delegated by the Board will be liable for any action or determination made in good faith relating to or under the 2017 Plan.

Our Board may delegate any or all of its powers under the 2017 Plan to a committee or subcommittee of the Board, provided that such committee shall be comprised of not less than two members, each member of which shall be an independent Director under applicable stock exchange rules, an “outside” director within the meaning of Section 162(m) of the Code, and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Board has authorized our Compensation Committee to administer certain aspects of the 2017 Plan, including the grants of awards to executive officers.

In addition, to the extent permitted by applicable law including, but not limited to, Sections 152 and 157(c) of the General Corporation law of the State of Delaware, the Board may delegate to one or more of our officers the power to grant awards, subject to any limitations provided in the 2017 Plan, to our employees or officers, and to exercise such other powers under the 2017 Plan as our Board may determine. Our Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

Awards to non-employee Directors may be granted and administered only by a committee, all of the members of which are independent Directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

Subject to any applicable limitations contained in the 2017 Plan (including with respect to performance awards), our Board generally selects the recipients of Awards and determines the following with respect to such Awards:

•	the number of shares of our Common Stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options and measurement price of SARs (neither of which may be less than 100% of the grant date fair market value of our Common Stock);

•	the duration of options and SARs (neither of which may exceed ten years); and

•

the number of shares of our Common Stock subject to any SAR, award of Restricted Stock, Restricted Stock Units or Other Stock-Based or Cash-Based Award and the terms and conditions of such awards, including conditions for repurchase, issue price, measurement price, repurchase price and vesting.

Each award under the 2017 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants in the 2017 Plan uniformly. Our Board will determine the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights, or receive any

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benefits, under an award.

The Board is required to make appropriate adjustments in connection with the 2017 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend. The 2017 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding awards (other than awards of Restricted Stock) on such terms as the Board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unvested awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•

provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and applicable tax withholdings); and

•	any combination of the foregoing.

The 2017 Plan contains additional, specific provisions related to the treatment of RSUs that are subject to Section 409A of the Code in connection with a Reorganization Event.

In connection with a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock will inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

The 2017 Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the 2017 Plan). The definition of Change in Control Event for purposes of the 2017 Plan is intended to conform to the description in Treasury Regulation section 1.409A-3(i)(5), or in subsequent Internal Revenue Service guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when an award is subject to Section 409(A). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the Company, the vesting schedule of each option will be accelerated in part so that one-half of the number of shares that would have otherwise first become vested on any date after the date of the Change in Control Event will immediately become exercisable. Subject to the following sentence, the remaining one-half of such number of shares will continue to become vested in accordance with the original vesting schedule set forth for such option with one-half the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date. Additionally, each such option will be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2017 Plan) by the participant or is terminated without Cause (as defined in the 2017 Plan) by the Company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock or restricted stock unit award or any other agreement between a participant and the Company, the vesting schedule

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of each restricted stock or restricted stock unit award will be accelerated in part so that one-half of the number of shares that would have otherwise first become free from conditions or restrictions on any date after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares will continue to become free from conditions or restrictions in accordance with the original schedule set forth in such restricted stock or restricted stock unit award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions and restrictions on each subsequent vesting date. Additionally, each such restricted stock or restricted stock unit award will immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

The Board may, at any time, provide that any award will become immediately exercisable in full or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Our Board may also amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, subject in each case to the limitations set forth in the 2017 Plan with respect to repricings, performance awards, and actions requiring stockholder approval, provided that such actions will require the approval of the participant, unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant or is otherwise permitted by the 2017 Plan.

Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2017 Plan. Substitute Awards will not count against the 2017 Plan’s overall share limit, except as may be required by reason of Section 422 and related provisions of the Code.

Provisions for Foreign Participants. The Board may establish subplans or procedures under the 2017 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination. No Award may be made under the 2017 Plan after the expiration of ten years after the date stockholders approve the 2017 Plan, however, awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2017 Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2017 Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than twelve months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2017 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting

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periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within thirty (30) days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a RSU. A participant is not permitted to make a Section 83(b) election with respect to a RSU award. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards and Cash-Based Awards. The tax consequences associated with any Other Stock-Based Award or any Cash-Based Award granted under our 2017 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote “FOR” Proposal No. 3, Approval of the Amendment to our 2017 Stock Option and Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

With respect to any Stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act in order for such proposal to be included in the Proxy Statement for our Annual Meeting of Stockholders for 2022, it must be received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 24, 2021. If you wish to present a proposal or a proposed Director candidate at the 2022 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2021 Annual Meeting. However, if the date of the 2022 Annual Meeting of Stockholders is advanced more than thirty days prior

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	36

to or delayed by more than sixty days after the first anniversary of the 2021 Annual Meeting of Stockholders, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2022 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or Form 10-K to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (888) 274-4111. If you hold your shares in street name and you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company’s accompanying proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone or other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

A copy of our Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (888) 274-4111. This Proxy Statement and our Form 10-K are also available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about April 23, 2021 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

/s/ Charles D. Rennick

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

TechTarget, Inc. | Proxy Statement for 2021 Annual Meeting of Stockholders	37

APPENDIX A

TECHTARGET, INC.

2017 STOCK OPTION AND INCENTIVE PLAN

AMENDMENT NO. 1

The 2017 Stock Option and Incentive Plan (the “Plan”) of TechTarget, Inc. is hereby amended as follows:

1. Section 4(a)(1) of the Plan is hereby deleted and a new Section 4(a)(1) is inserted in lieu thereof which shall read as follows:

“(1) Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 6,800,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

*    *    *

TECHTARGET, INC.

2017 STOCK OPTION AND INCENTIVE PLAN

1.	PURPOSE OF THE PLAN.

The purpose of this 2017 Stock Option and Incentive Plan (the “Plan”) of TechTarget, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	ELIGIBILITY.

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 7), Restricted Stock (as defined in Section 8), RSUs (as defined in Section 8) and Other Stock-Based Awards (as defined in Section 9) and Cash-Based Awards (as defined in Section 9). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	ADMINISTRATION AND DELEGATION.

(a)         Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)         Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(d) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, $0.001 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an independent director under applicable stock exchange rules, an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(c)         Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

(d)         Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(e)         Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in which the Company and its subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws, policies, customs, or practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

4.	STOCK AVAILABLE FOR AWARDS.

(a)	Number of Shares; Share Counting.

(1)         Authorized Number of Shares. Subject to adjustment under Section 11, Awards may be made under the Plan for up to 3,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)         Fungible Share Pool. Subject to adjustment under Section 11, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) and as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and as one and a half shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as one and a half shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with the same number of shares as would count against the share limits upon grant shares.

(3)         Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(2):

(A)         all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(3); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)         if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits referenced in the first clause of this Section 4(a)(3) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)         shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards; provided that no more than the number of shares used to satisfy the statutory minimum tax withholding obligation shall be added back to the Plan pursuant to this section 4(a)(3)(C)(ii); and

(D)         shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)         Sublimits. Subject to adjustment as provided under Section 10, the following sublimits on the number of shares subject to Awards shall apply:

(1)         Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 350,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). The fungible share counting rules in Section 4(a)(2) shall not apply for purposes of this Section 4(b)(1) and instead, each share subject to any type of Award shall be counted as one share for purposes of this Section 4(b)(1).

(2)         Limit on Awards to Non-Employee Directors. The maximum number of shares of Common Stock subject to Awards that may be granted to any individual non-employee director under the Plan

(excluding Awards made in lieu of all or a portion of annual Board and Committee cash retainers) shall be 15,000 per calendar year. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

(c)         Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	STOCK OPTIONS.

(a)         General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)         Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of TechTarget, Inc., any of TechTarget, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)         Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)         if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)         if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3)         if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(d)         Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of ten (10) years.

(e)         Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)         Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)         in cash or by check, payable to the order of the Company;

(2)         except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)         to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)         to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5)         to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6)         by any combination of the above permitted forms of payment.

(g)         Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)         No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)         No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	DIRECTOR OPTIONS.

(a)         Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, such person shall automatically be granted a Nonstatutory Stock Option to purchase 2,500 shares of Common Stock (subject to adjustment under Sections 6(d), 6(e) or 10).

(b)         Annual Grant. On the date of each annual meeting of stockholders of the Company, each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 6(d), 6(e) or 10); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six (6) months.

(c)         Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the Grant Date Fair Market Value of the Common Stock, (ii) vest in full on the first anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an option granted under Section 6(b), if earlier, on the date that is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and provided further that the Board may provide for accelerated vesting in the case of death, disability, change in control, (iii) expire on the earlier of ten (10) years from the date of grant or six (6) months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d)         Board Discretion. The Committee referenced in Section 3(c) retains the specific authority to increase or decrease from time to time the number of shares subject to Options granted under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2).

(e)         Non-exclusive Grants. The Board retains the specific authority to grant Options, SARs, Restricted Stock, RSUs and Other Stock-Based Awards and Cash-Based Awards in addition to or in lieu of some or all of the Options provided for in this Section 6, subject to the limitation on the aggregate number of shares with respect to which Awards may be granted to non-employee directors set forth in Section 4(b)(2).

7.	STOCK APPRECIATION RIGHTS.

(a)         General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 7(b). The date as of which such appreciation is determined shall be the exercise date.

(b)         Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)         Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of ten (10) years.

(d)         Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)         Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(f)         No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)         No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

8.	RESTRICTED STOCK; RSUs.

(a)         General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).

(b)         Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)         Additional Provisions Relating to Restricted Stock.

(1)         Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)         Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)         Additional Provisions Relating to RSUs.

(1)         Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)         Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3)         Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	OTHER STOCK-BASED AND CASH-BASED AWARDS.

(a)         General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)         Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)         Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

10.	PERFORMANCE AWARDS.

(a)         Grants. Restricted Stock, RSUs and Other Stock-Based Awards and Cash-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). Performance Awards can also provide for cash payments of up to $600,000 per calendar year per individual.

(b)         Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)         Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA as adjusted for non-cash expenses (such as stock-based compensation expenses), net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) non-recurring or unusual gains or losses, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)         Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)         Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS.

(a)         Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, each Option issuable under Section 6, and each Option issuable under Section 6, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)         Reorganization Events.

(1)         Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)         Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)         In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)         Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)         For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)         Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)        Change in Control Events.

(1)         Definitions.

(A)         A “Change in Control Event” shall mean: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company) or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(B)         “Good Reason” shall mean (i) if the Participant is a party to an employment or other agreement that defines “good reason”, then good reason as defined in such agreement and (ii) otherwise, (a) a material diminution in base compensation, (b) a material diminution in duties, authority or responsibilities, (c) a material relocation or (d) a material breach of the Award agreement or other employment or service agreement between the Company and the Participant. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than ninety (90) days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within thirty (30) days of the Company’s receipt of such notice and (z) the Participant’s termination of employment occurs within six (6) months following the Company’s receipt of such notice.

(C)         “Cause” shall mean (i) if the Participant is a party to an employment or other agreement that defines “cause”, then cause as defined in such agreement and (ii) otherwise, any act (a) whether or not involving the Company or any affiliate of the Company, of fraud or gross misconduct, (b) the commission by the Participant of (x) a felony or (y) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or (c) gross negligence or willful misconduct of the Participant with respect to the Company or any affiliate of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.

(2)         Effect on Options. Notwithstanding the provisions of Section 11(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(3)         Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

(4)         Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(5)         Section 409A. The definition of Change in Control Event for purposes of the Plan is intended to conform to the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Section 409A of the Code when the Award is subject to Section 409A. Accordingly, no Change in Control Event will be deemed to provide for acceleration of payment with respect to a transaction or event described in this Section 11(c) unless the transaction or event would constitute a “Change in Control Event” as described in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance under Section 409A of the Code.

12.	GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a)         Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 12(a) shall be deemed to restrict a transfer to the Company.

(b)         Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine (such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company). Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)         Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)         Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)         Amendment of Award. Except as otherwise provided in Section 5(g), 7(e), 10, 12(g) and 12(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 11.

(f)         Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)         Limitations on Vesting. Subject to Section 12(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).

(h)         Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

13.	MISCELLANEOUS.

(a)         No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)         No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)         Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date.

 (d)         Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than twelve (12) months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)         Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)         Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)         Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)         Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

APPENDIX B

PROXY CARD

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MMMMMMMMMMMM   MMMMMMMMM    IMPORTANT ANNUAL MEETING INFORMATION 000004    ENDORSEMENT_LINE______________ SACKPACK_____________   MR ASAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   MMMMMMMMMMMMMMM  C123456789   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 am, Eastern Time, on June 8, 2021. Online go to www.envisionreports.com/TTGT or scan the QR code – login details are located in the shaded bar below. Phone call toll free 1-800-652-VOTE (8683) within the USA, US territories and  Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TTGT Using a black ink pen, mark your votes with an X as shown in  this example. Please do not write outside the designated areas.   2021 Annual Meeting Proxy Card 1234 5678 9012 345  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    A Proposals — The Board of Directors recommends a vote FOR the election of both nominees and FOR Proposals 2 and 3.   1. Election of Class II Directors: 01 – Robert D. Burke  For Against Abstain  02 – Bruce Levenson   For Against Abstain 2. To ratify the appointment of Stowe & Degon, LLC, as our independent registered public accounting firm for 2021  3. To approve an amendment to the TechTarget, Inc. 2017 Stock Option and Incentive Plan; 4. To Transact such other business as may properly come before the meeting. B Authorized Signatures - This section must be completed for your vote to count. Please Date and Sign Below.   Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    C 1234567890 JNT   MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  22 DM 501321 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND   MMMMMMM  +   03FG6B   Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/TTGT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ttgt If voting by mail, sign, detach and return the bottom portion in the enclosed envelope. TechTarget, Inc.   Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting  – June 8, 2021  The undersigned, revoking all prior proxies, hereby appoints, Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and  revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be  entitled to vote if personally present, at the 2021 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m., Eastern Time, on Tuesday, June 8, 2021,  at our corporate headquarters at 275 Grove Street, Newton, MA 02466, and at any adjournment or postponement thereof. While we intend to hold our Annual Meeting at our corporate headquarters, we are actively monitoring governmental guidance, protocols, and other restrictions relative to COVID-19 and are sensitive to the public health and travel concerns of our stockholders. In the event it is not possible or advisable to hold our Annual Meeting at our corporate headquarters, we will conduct our Annual Meeting solely online and make an announcement via press release (which we will also file with the SEC) to that effect as promptly as practicable. Please monitor our website at www.techtarget.com for updated information. If you are planning to attend our Annual Meeting at our corporate headquarters please check the website at least ten days prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to our Annual Meeting.  Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all three nominees in Proposal 1 and FOR Proposals 2 and 3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items change of address – please print new address below. Comments – pleas print your comments below. Meeting attendance mark box to the right if you plan to attend the Annual Meeting. +

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